                                SUB-ITEM 77Q1(e)

A copy of Investment Advisory Agreement between Registrant and Phocas Financial Corporation and Registrant regarding Phocas Real Estate Fund, Exhibit(d)(1) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Pre-Effective Amendment No. 1 on July 26, 2013, accession number 0001435109-13-000341.